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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): January 11, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

Eastman Kodak Company ("Kodak") and its subsidiary, Kodak Graphics Holdings, Inc., have entered into a Redemption Agreement (the "Agreement"), dated as of January 11, 2005, with Sun Chemical Corporation and Sun Chemical Group B.V. (collectively, "Sun"), pursuant to which the parties have agreed to consummate certain transactions that will result in Kodak owning 100% of the equity interests in Kodak Polychrome Graphics LLC and Kodak Polychrome Graphics Company Ltd. (collectively, "KPG"). A leading solutions provider to the graphic communications industry with headquarters in Norwalk, Connecticut, KPG is currently a 50-50 joint venture between Kodak and Sun, and serves customers around the globe with subsidiaries and regional offices in the U.S., Europe, Japan, Asia Pacific and Latin America.

Kodak and its affiliates will pay to Sun and its affiliates an aggregate consideration of $816.5 million, of which $316.5 million will be paid on the closing date, $200 million in September 2006 and $50 million in each of September 2008 through 2013.

The closing of the transactions contemplated by the Agreement is scheduled to take place on April 1, 2005, subject to satisfaction of the closing conditions on or prior to that date. Either party may terminate the Agreement if the closing does not occur by October 11, 2005 (if all conditions to closing other than certain regulatory approvals have been satisfied on or prior to July 11, 2005) or otherwise by July 11, 2005.

The closing of the transactions is subject to certain conditions, including, among other things, the regulatory approvals required under the U.S. antitrust laws and EU competition laws.

The Agreement includes a non-compete covenant, pursuant to which Sun has agreed not to engage in the lithographic plate business or the proofing business for a period of three years following the closing date, with certain exceptions. Sun has also agreed not to solicit, recruit or hire any officer, director or employee of KPG for a period of two years following the closing date, with certain exceptions.

A copy of the January 12, 2005 press release related to this action is attached as Exhibit (99.1).


ITEM 9.01  Financial Statements and Exhibits

(c) Exhibit

(99.1) Eastman Kodak Company press release dated January 12, 2005 regarding this action.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EASTMAN KODAK COMPANY



                                           By: /s/ Richard G. Brown, Jr.
                                           -----------------------------
                                           Richard G. Brown, Jr.
                                           Controller

Date:  January 12, 2005

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1)  Eastman Kodak Company press release dated January 12, 2005.